Exhibit 5.1

[Lettershead of Skadden, Arps, Slate, Meagher & Flom LLP]

July 1, 2009

Primus Telecommunications Group, Incorporated

7901 Jones Branch Drive, Suite 900

McLean, Virginia 22102

Re:	Primus Telecommunications Group, Incorporated

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Primus Telecommunications Group, Incorporated, a Delaware corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”). The Registration Statement is being filed for the purpose of registering 1,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”), issuable pursuant to the Primus Telecommunications Group, Incorporated Management Compensation Plan (the “Stock Plan”).

This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinion set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (a) certain resolutions of the Board of Directors of the Company, (b) the Second Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof and as certified by the Secretary of State of the State of Delaware, (c) the Amended and Restated Bylaws of the Company, as currently in effect, (d) the Joint Plan of Reorganization of Primus Telecommunications Group, Incorporated and its Affiliate Debtors, as filed with the United States Bankruptcy Court for the District of Delaware on June 12, 2009, (e) the Findings of Fact, Conclusions of Law, and Order Confirming the Joint Plan of Reorganization of Primus Telecommunications Group, Incorporated and its Affiliate Debtors, dated June 12, 2009, (f) the Stock Plan, (g) a specimen certificate evidencing the Common Stock and (h) the Registration Statement in the form filed with the Commission on the date hereof.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such

Primus Telecommunications Group, Incorporated

July 1, 2009

other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and, as to parties other than the Company, the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

In rendering our opinion set forth below, we have also assumed that each agreement setting forth the terms of each grant of awards under the Stock Plan is consistent with the Stock Plan and will be duly authorized and validly executed and delivered by the parties thereto, and that the consideration received by the Company for the Shares delivered pursuant to the Stock Plan will be in an amount at least equal to the par value of the Shares.

Our opinion set forth below is limited to the General Corporation Law of the State of Delaware that, in our experience, is normally applicable to transactions of the type contemplated by the Registration Statement and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such law (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinion herein stated. The Shares may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (a) the Registration Statement becomes effective under the Act, (b) certificates representing the Shares to be issued under the Stock Plan in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and (c) such certificates have been delivered and paid for in accordance with the terms and conditions of the Stock Plan, the issuance and sale of such Shares will have been duly authorized, and such Shares will be validly issued, fully paid and nonassessable.

Primus Telecommunications Group, Incorporated

July 1, 2009

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP